As filed with the Securities and Exchange Commission on December 1, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUIDEL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2573850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12544 High Bluff Drive

Suite 200

San Diego, California 92130

(858) 552-1100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Bujarski

Senior Vice President, Business Development, General Counsel and Corporate Secretary

Quidel Corporation

12544 High Bluff Drive

Suite 200

San Diego, California 92130

(858) 552-1100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Michelle A. Hodges Gibson, Dunn & Crutcher LLP 3161 Michelson Drive Irvine, California 92612 (949) 451-3800	Michael A. Gordon Robert Mandell Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(2)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities
Common Shares (par value $0.001 per share)
Preferred Shares (par value $0.001 per share)
Depositary Shares(3)
Warrants	(1)	(1)	(1)	(1)
Rights
Stock Purchase Contracts and Stock Purchase Units
Units comprising one or more classes of these securities
TOTAL:

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Also includes such indeterminate principal amount or number of debt securities, shares of common stock, preferred stock, depositary shares or warrants as may be issued upon conversion, exchange or exercise of securities registered hereby, for which the registrant may or may not receive additional consideration. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

PROSPECTUS

Debt Securities

Common Shares

Preferred Shares

Warrants

Depositary Shares

Rights

Stock Purchase Contracts

Stock Purchase Units

Units

This prospectus provides a general description of the following securities that may be offered hereunder from time to time: Quidel Corporation’s debt securities, common shares (both common stock and Class A common stock), preferred shares, depositary shares, warrants, rights, stock purchase contracts, stock purchase units and units of these securities. The debt securities may consist of debentures, notes or other kinds of debt. The debt securities, preferred shares, warrants, rights, stock purchase contracts, stock purchase units and units may be convertible or exchangeable or exercisable for common or preferred shares or other securities offered hereunder. Each time we sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, or on a continuous or delayed basis. These securities also may be resold by security holders.

The common stock of Quidel Corporation is listed on The NASDAQ Global Select Market under the ticker symbol “QDEL.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus, in the applicable prospectus supplement we will deliver with this prospectus and in the documents incorporated herein and therein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 1, 2014.

Unless otherwise indicated or the context otherwise requires, the terms “Quidel,” “Registrant,” “we,” “us” and “our” refer to Quidel Corporation, a Delaware corporation, and its predecessors and subsidiaries.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. Neither the delivery of this prospectus or the documents incorporated by reference in this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, at any time and from time to time, offer any of the securities described in this prospectus or any combination thereof in one or more offerings. The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities of Quidel Corporation;

•	common shares of Quidel Corporation (both common stock and Class A common stock);

•	preferred shares of Quidel Corporation;

•	depositary shares of Quidel Corporation;

•	warrants entitling the holders to purchase common shares, preferred shares or debt securities of Quidel Corporation or other securities being registered;

•	rights to purchase common shares of Quidel Corporation or other securities being registered;

•	stock purchase contracts issued by Quidel Corporation;

•	stock purchase units issued by Quidel Corporation; and

•	units consisting of any of the above securities.

The debt securities, Class A common stock, preferred shares, warrants, rights, stock purchase contracts, stock purchase units and units may be convertible or exchangeable or exercisable for common stock or preferred shares or other securities offered hereunder.

This prospectus provides a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include, among other items, the following information:

•	the type and amount of securities that we propose to sell;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that we propose to sell;

•	information about the selling security holders, if any; and

•	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may add, update or change the information contained in this prospectus.

As a well-known seasoned issuer under the rules of the SEC, the offering of the securities described in this prospectus may be sold in primary offerings by us or in secondary offerings on behalf of selling security holders.

THE COMPANY

We have a leadership position in the development, manufacturing and marketing of rapid diagnostic testing solutions. These diagnostic testing solutions primarily include applications in infectious diseases, women’s health and gastrointestinal diseases. We sell our products directly to end users and distributors, in each case, for professional use in physician offices, hospitals, clinical laboratories, reference laboratories, leading universities, retail clinics and wellness screening centers. We market our products in the United States through a network of national and regional distributors, and a direct sales force. Internationally, we sell and market primarily through distributor arrangements.

We commenced our operations in 1979 and launched our first products, dipstick-based pregnancy tests, in 1983. Since such time, our product base and technology platforms have expanded through internal development and acquisitions of other products, technologies and companies. Our diagnostic solutions aid in the detection and diagnosis of many critical diseases and other medical conditions, including infectious diseases, women’s health, autoimmune diseases, bone health, thyroid diseases, and fecal occult blood. In February 2010, we expanded our operations through the acquisition of Diagnostic Hybrids, Inc. (“DHI”), a privately-held, in vitro diagnostics (“IVD”) company, based in Athens, Ohio. DHI is a market leader in the manufacturing and commercialization of FDA cleared direct fluorescent IVD assays used in hospitals and reference laboratories for a variety of diseases, including certain viral infections and thyroid diseases.

We are incorporated in the State of Delaware. Our executive offices are located at 12544 High Bluff Drive, Suite 200, San Diego, California 92130, and our telephone number is (858) 552-1100, and our website is www.quidel.com. Our website, and the information contained therein, is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus and the prospectus supplement, including in our Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q or other documents filed by us with the SEC. It is not possible to predict or identify all such risks. Consequently, we could also be affected by additional factors that are not presently known to us or that we currently consider to be immaterial to our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, fluctuations in our operating results resulting from seasonality; the timing of the onset, length and severity of cold and flu seasons; government and media attention focused on influenza and the related potential impact on humans from novel influenza viruses; adverse changes in competitive conditions in domestic and international markets; the reimbursement system currently in place and future changes to that system; changes in economic conditions in our domestic and international markets; changes in sales levels as it relates to the absorption of our fixed costs; lower than anticipated market penetration of our products; the quantity of our product in our distributors’ inventory or distribution channels; changes in the buying patterns of our distributors; changes in the health care market and consolidation of our customer base; our development and protection of intellectual property; our development of new technologies, products and markets; our reliance on a limited number of key distributors; our reliance on sales of our influenza diagnostics tests; our ability to manage our growth strategy, including our ability to integrate companies or technologies we have acquired or may acquire; intellectual property risks, including but not limited to, infringement litigation; limitations and covenants in our senior credit facility; that we may incur significant additional indebtedness; our need for additional funds to finance our operating needs; volatility and disruption in the global capital and credit markets; acceptance of our products among physicians and other healthcare providers; competition with other providers of diagnostic products; adverse actions or delays in new product reviews or related to currently-marketed products by the U.S. Food and Drug Administration (the “FDA”); changes in government policies; compliance with other government regulations, such as safe working conditions, manufacturing practices, environmental protection, fire hazard and disposal of hazardous substances; third-party reimbursement policies; our ability to meet demand for our products; interruptions in our supply of raw materials; product defects; business risks not covered by insurance and exposure to other litigation claims; interruption to our computer systems; competition for and loss of management and key personnel; international risks, including but not limited to, compliance with product registration requirements, exposure to currency exchange fluctuations and foreign currency exchange risk sharing arrangements, longer payment cycles, lower selling prices and greater difficulty in collecting accounts receivable, reduced protection of intellectual property rights, political and economic instability, taxes, and diversion of lower priced international products into US markets; volatility in our stock price; dilution resulting from future sales of our equity; and provisions in our charter documents and Delaware law that might delay stockholder actions with respect to business combinations or the election of directors. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements in or incorporated into this prospectus include, among others, statements concerning: our outlook for the upcoming fiscal year, including projections about our revenue, gross margins, and expenses; projected capital expenditures for the upcoming fiscal year and our source of funds for such expenditures; the sufficiency of our liquidity and capital resources; our strategy, goals and objectives; that point-of-care testing is increasing; that we will continue to make substantial expenditures for research and development activities; our reliance on key distributors; that influenza test revenues will continue to be a significant portion of our total revenue; industry consolidation and competition trends; competition for management and key personnel; that we may enter into additional foreign currency exchange risk sharing arrangements; that the price of our common stock will continue to fluctuate; our exposure to claims and litigation; our intention to not pay dividends; expectations regarding grant revenues and expenditures in 2014; that we will continue to incur substantial royalty and license expenses; expected savings from the move of certain manufacturing operations to our Athens, Ohio facility; the impact on our tax rate due to changes in California law; and our intention to continue to evaluate technology and acquisition opportunities.

The risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other documents contained or incorporated by reference in this prospectus and the applicable prospectus supplement, and in other reports that we file with the SEC from time to time, should be carefully considered. You are cautioned not to place undue reliance on forward-looking statements, which reflect management’s expectations only as of the date made. Except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30, 2014		Year Ended December 31,
			2013	2012	2011	2010	2009
Ratio(1)	—	(2)	2.56x	3.76x	4.29x	— (2)	32.42x

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income, including distributions received from equity investments, before income taxes, interest expensed, interest amortized to cost of sales and income attributable to minority interests. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.
(2)	For the nine months ended September 30, 2014 and the year ended December 31, 2010, our earnings were insufficient to cover fixed charges; the amount of additional earnings needed to cover fixed charges for such period was $23,078,000 and $17,420,000, respectively.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

DEBT SECURITIES

We may issue debt securities under the indenture entered into between us and The Bank of New York Mellon Trust Company, N.A., filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be governed by the Trust Indenture Act of 1939.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We will file the instruments setting forth the terms with respect to particular series of debt securities as exhibits to current reports on Form 8-K or other reports we file with the SEC. See “Where You Can Find Additional Information” for information on how to obtain copies of the indenture and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of Quidel Corporation. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the interest rate, which may be fixed or variable, or method of calculation of the interest rate, including any procedures to vary or reset such rates, and, if the amount of any principal, premium or interest on debt securities of a series may be determined by reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	the date from which interest will accrue;

•	the record dates for interest payable on the debt securities;

•	the dates when, places where and manner in which principal and interest are payable, including the right, if any, to extend or defer the payment of principal or interest and the duration of such extension or deferral;

•	the registrar, paying agent and any trustees, if different from those set forth in the indenture;

•	the terms of any mandatory (including any sinking fund requirements) or optional redemption by us of the debt securities, the terms of any of our obligations to purchase or repay debt securities and the terms of any repurchase or remarketing rights;

•	the terms of any redemption or purchase of debt securities at the option of the holders;

•	the permissible denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security, the terms and conditions, if different from those contained in the indenture, upon which such global security may be exchanged in whole or in part for definitive securities; the identity of the depositary for such global security; and the form of any legend or legends, if any, to be borne by any such global security in addition to or in lieu of the legends set forth in the indenture;

•	the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•	if payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any deletions from or modifications of or additions to the terms of the indenture to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;

•	any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in the indenture;

•	whether and upon what terms the debt securities may be defeased or discharged if different from the provisions set forth in the indenture;

•	the form of the debt securities;

•	any terms that may be required by or advisable under applicable law;

•	the percentage of the principal amount of the debt securities that is payable if the maturity of the debt securities is accelerated, or if the debt securities are required to be redeemed, repurchased or repaid prior to stated maturity, in the case of securities issued at a discount from their face amount;

•	whether the debt securities will or will not have the benefit of guarantees and our subsidiaries that will be the initial guarantors of such debt securities and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

•	whether the debt securities will be convertible into or exchangeable for other securities, common shares or other securities of any kind of us or another obligor, and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, any provisions granting special rights to holders when a specified event occurs, and any other provision in relation thereto;

•	whether the debt securities, or any guarantees of such securities, will or will not have the benefit of any collateral and, if applicable, the terms and conditions of such security; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series, any guarantees (as they relate thereto) or the indenture (as they relate thereto), and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets (or any other provision specified in the applicable authorizing resolution or supplemental indenture), which will constitute an event of default with notice but without passage of time);

•	any guarantee of a guarantor that is a significant subsidiary ceases to be in full force and effect (other than in accordance with the terms of such guarantee and the indenture) or is declared null and void and unenforceable or found to be invalid or any guarantor denies its liability under its guarantee (other than by reason of release of a guarantor from its guarantee in accordance with the terms of the indenture and the guarantee); or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal, premium, if any, or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived (other than nonpayment of the principal of, or interest on, such series as a result of acceleration).

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to release a guarantor in respect of any series of debt securities which, in accordance with the terms of the indenture applicable to the particular series, ceases to be liable in respect of its guarantee;

•	to add a guarantor in respect of any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

•	secure the debt securities of any series;

•	issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series of debt securities as, the applicable series of debt securities;

•	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trust under the indenture by more than one trustee;

•	conform the indenture or the debt securities of any series to this “Description of Securities” or the “Description of the Notes” or “Description of the Securities” section of the applicable prospectus supplement or offering memorandum relating to our offering of such debt securities; and

•	make any change that does not adversely affect the rights of any holder in any material respect.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities in a manner adverse to holders;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for common shares or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities or any guarantee thereof;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities;

•	make any debt security payable at a place or in money other than that stated in the debt security; or

•	impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

COMMON SHARES AND PREFERRED SHARES

Our authorized capital stock consists of 50,000,000 common shares par value $0.001, and 5,000,000 preferred shares, par value $0.001. The common shares are divided into two classes, consisting of 47,500,000 voting shares of common stock and 2,500,000 shares of nonvoting Class A common stock. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.

Common Shares

As of November 24, 2014, 34,432,329 shares of our common stock were outstanding and held of record by approximately 433 holders. No shares of the Class A common stock are currently outstanding. We currently have no plans to issue any Class A common stock.

Voting. Except as otherwise required by law (and subject to the rights of any other outstanding capital stock under our certificate of incorporation), each outstanding share of common stock is entitled to vote on each matter on which our stockholders are entitled to vote, and each holder thereof shall be entitled to one vote for each share of common stock held by such holder. Except for limited circumstances set forth in our certificate of incorporation or as otherwise required by law, holders of Class A common stock are not entitled to vote on any matter on which our stockholders are entitled to vote, and such shares shall not be included in determining the number of shares voting or entitled to vote on any such matter. Holders of common shares do not have cumulative voting rights.

Dividends. Our Board of Directors may cause dividends to be paid to holders of our common shares out of funds legally available for the payment of dividends.

Other Rights. Holders of our common stock do not have any preemptive, subscription or conversion rights under our certificate of incorporation. Holders of any Class A common stock have certain rights to convert such shares into shares of our common stock.

Our common stock is listed on The NASDAQ Global Select Market under the ticker symbol “QDEL.” American Stock Transfer & Trust Company is the Transfer Agent and Registrar for our common stock.

Preferred Shares

Our board of directors is authorized to issue from time to time, without further vote or action by the stockholders, up to an aggregate of 5,000,000 preferred shares in one or more series. Our Board of Directors is authorized, within the limitations and restrictions stated in our certificate of incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred shares, and the number of shares constituting such series and the designation thereof. Our Board of Directors designated 50,000 preferred shares as Series C Junior Participating Preferred Stock. No preferred shares are currently outstanding.

We currently have no plans to issue any preferred shares, but we believe that the ability to issue preferred shares without the expense and delay of a special stockholders’ meeting will provide us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The board of directors could issue preferred shares having voting, dividend and liquidation rights superior to those of the common shares, which could adversely affect the voting power of the holders of common shares, including the loss of voting control to others, and delay, defer or prevent a change in control of us without further action by the stockholders. This could discourage an acquisition attempt or other transaction which stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then market price of the stock.

If the board were to issue a new series of preferred shares, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of our company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

Governing Documents

Our bylaws provide that special meetings of the stockholders may only be called by stockholders of record, as of the record date fixed as provided therein, holding in the aggregate not less than 50% of the voting power of our issued and outstanding capital stock. In addition, our bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election to our Board of Directors or to propose matters to be acted upon at stockholders’ meetings. As a result, these provisions of our bylaws may delay stockholder actions with respect to business combinations or a change in management and may make it more difficult for third parties to acquire control of us.

Copies of our certificate of incorporation and bylaws, each as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find Additional Information.”

OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, rights, stock purchase contracts, stock purchase units or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

The securities that may be offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	to or through broker-dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time the securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us or the selling stockholders;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on The NASDAQ Global Select Market or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us or the selling security holders, as applicable, to indemnification by us or such selling security holders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling security holders to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution, if any. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Our common stock is listed on The NASDAQ Global Select Market. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time our common stock by means of a separate prospectus supplement. In addition, we may agree to loan common stock to affiliates of the underwriters, dealers or agents for such debt securities or common stock, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares or the proceeds therefrom to facilitate transactions by which investors in the debt securities may hedge their investments in such debt securities. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Unless otherwise specified in an applicable prospectus supplement, Sidley Austin LLP will act as counsel for any underwriters in connection with an offering of securities described in this prospectus.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement of which this prospectus is a part is available to the public from commercial document retrieval services and is also available at the SEC’s website as noted below. You should read the registration statement for further information about us and these securities. You may also read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a web site that contains reports, proxy statements, information statements and other information about issuers, like Quidel Corporation, who file electronically with the SEC. The address of that web site is www.sec.gov. That website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the information and documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2014);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Current Reports on Form 8-K filed February 28, 2014, May 7, 2014 and November 19, 2014; and

•	the description of our common stock contained in the Registration Statement on Form 8-A dated February 28, 1983, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all securities registered hereunder or termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Quidel Corporation

Attn: Corporate Secretary

12544 High Bluff Drive

Suite 200

San Diego, California 92130

(858) 552-1100

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	$	*
Printing Expenses		+
Trustee and Transfer Agent Fees		+
Legal Fees and Expenses		+
Accounting Fees and Expenses		+
Miscellaneous Expenses		+

Total	$	+

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee for the securities offered by this prospectus.
+	Estimated expenses are not presently known and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Article 9 of the Registrant’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may be thereafter amended, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as director.

The DGCL permits indemnification of directors, officers, employees and agent in certain circumstances and subject to certain limitations. Article VI of the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provides that the Registrant shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether internal or external (other than an action by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant, or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if certain conditions are met, which parallel the provisions of the DGCL.

The Registrant has also entered into indemnification agreements with each of its directors and each of its officers. The provisions of the indemnification agreements parallel the portions of the Bylaws described above. Absent the indemnification agreements, the indemnification that might be available to directors and officers could be changed by amendment to the Registrant’s Certificate of Incorporation and Bylaws. The agreements provide that in the event of changes, after the date of such indemnification agreements, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of the rights and obligations under the indemnification agreements. The Registrant may seek directors and officers’ liability insurance against the cost of defense, settlement or payment of a judgment under certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or their securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Quidel Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on December 1, 2014.

QUIDEL CORPORATION

By:	/s/ Douglas C. Bryant
Douglas C. Bryant President and Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas C. Bryant and Randall Steward, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/s/ Douglas C. Bryant Douglas C. Bryant	President, Chief Executive Officer and Director (Principal Executive Officer)	December 1, 2014

/s/ Randall Steward Randall Steward	Chief Financial Officer (Principal Financial and Accounting Officer)	December 1, 2014

/s/ Mark A. Pulido Mark A. Pulido	Director	December 1, 2014

/s/ Thomas D. Brown Thomas D. Brown	Director	December 1, 2014

/s/ Kenneth F. Buechler Kenneth F. Buechler, Ph.D.	Director	December 1, 2014

/s/ Rodney F. Dammeyer Rodney F. Dammeyer	Director	December 1, 2014

/s/ Mary Lake Polan Mary Lake Polan, M.D., Ph.D., M.P.H.	Director	December 1, 2014

Signature	Title	Date

/s/ Jack W. Schuler Jack W. Schuler	Director	December 1, 2014

/s/ Kenneth J. Widder Kenneth J. Widder, M.D.	Director	December 1, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting or Distribution Agreement**
2.1	Agreement and Plan of Merger, dated as of January 10, 2010, by and among Quidel Corporation, Fairway Acquisition Corporation, Diagnostic Hybrids, Inc., and David R. Scholl, Ph.D., in his capacity as securityholder agent, incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2010.
4.1	Restated Certificate of Incorporation of Quidel Corporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission on October 29, 2010.
4.2	Amended and Restated Bylaws of Quidel Corporation, as amended on May 15, 2012, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2012.
4.4	Certificate of Designations of Series C Junior Participating Preferred Stock, incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2010 filed with the Securities and Exchange Commission on October 29, 2010.
4.5	Form of specimen common stock certificate, incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 31, 2010.
4.6	Form of specimen Class A common stock certificate.**
4.7	Form of specimen preferred share certificate.**
4.8	Indenture, dated as of December 1, 2014, between Quidel Corporation and The Bank of New York Mellon Trust Company, N.A.
4.9	Form of Warrant Agreement.**
4.10	Form of Warrant.**
4.11	Form of Deposit Agreement.**
4.12	Form of Depositary Receipt.**
4.13	Form of Rights Agent Agreement.**
4.14	Form of Rights Certificate.**
4.15	Form of Stock Purchase Contract.**
4.16	Form of Stock Purchase Unit Agreement.**
4.17	Form of Unit Agreement.**
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A.

**	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.